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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the KeyCorp Registration Statements (Form S-8 No. 333-49609 and No. 333-112225) pertaining to the KeyCorp 401(k) Savings Plan of our report dated June 14, 2005, with respect to the financial statements and schedules of the KeyCorp 401(k) Savings Plan included in this Annual Report (Form 11-K) for the period ended December 31, 2004.

/s/ Ernst & Young LLP

Cleveland, Ohio
June 28, 2005